UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	September 24, 2013

Commission File Number	Exact Name of Registrants as Specified in their Charters, State of Incorporation, Address and Telephone Number	IRS Employer Identification Number

1-03779	SAN DIEGO GAS & ELECTRIC COMPANY (California Corporation) 8326 Century Park Court San Diego, California 92123 (619) 696-2000	95-1184800

1-01402	SOUTHERN CALIFORNIA GAS COMPANY (California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

San Diego Gas & Electric Company

Appointments and Retirements

On September 24, 2013, the Board of Directors (the “SDG&E Board”) of San Diego Gas & Electric Company (“SDG&E”) elected Jeffrey W. Martin as Chief Executive Officer and as a director effective January 1, 2014.  Mr. Martin will succeed Jessie J. Knight, Jr., who will continue as SDG&E’s Chief Executive Officer until January 1, 2014.  Mr. Knight will remain the Chairman and a director of SDG&E and will become the Executive Vice President - External Affairs of Sempra Energy on January 1, 2014 and Chairman and a director of Southern California Gas Company (“SoCalGas”), an affiliate of SDG&E, on March 1, 2014.  Sempra Energy is the ultimate parent of SDG&E and SoCalGas.

Mr. Martin, 51, has served as the President and Chief Executive Officer of Sempra U.S. Gas & Power since 2012.  Prior to that, he served as President and Chief Executive Officer of Sempra Generation from 2010 through 2011 (whose operations were consolidated into Sempra U.S. Gas & Power in 2011) and as Vice President of Investor Relations of Sempra Energy from 2006 to 2010.

Mr. Martin will not receive an increase in his base salary of $520,200 in connection with his new role.  His target bonus opportunity for 2014 will be set at 70% of his base salary with a maximum of 140% of his base salary, the same level as his current bonus opportunity.  The Sempra Energy Compensation Committee will determine his long-term equity-based incentive award for 2014 at the time that these awards are set for officers of SDG&E.

Mr. Knight, 62, has been a director and the Chairman and Chief Executive Officer of SDG&E since 2010.  Prior to that, he was the Executive Vice President - External Affairs of Sempra Energy.  Mr. Knight is also a director of the Seattle-based Alaska Air Group.

Also on September 24, 2013, the SDG&E Board elected Steven D. Davis as President and Chief Operating Officer of SDG&E effective January 1, 2014.  Mr. Davis will continue to serve as a director of SDG&E.  He will succeed Michael R. Niggli, who will retire as the President and Chief Operating Officer and as a director of SDG&E effective December 1, 2013.

Mr. Davis, 57, has served as Senior Vice President, External Affairs of Sempra Energy since 2012.  Prior to that, he served as Vice President – Investor Relations and Corporate Communications from 2010 to 2012 and as Vice President – Communications and Community Partnerships from 2006 to 2010.

In connection with his election as SDG&E’s President and Chief Operating Officer, Mr. Davis’ annual salary will be increased to $475,800 effective January 1, 2014.  His target bonus opportunity for 2014 will be set at 60% of his base salary with a maximum of 120% of his base salary, the same level as his current opportunity.  The Sempra Energy Compensation Committee will determine his long-term equity-based incentive award for 2014 at the time that these awards are set for officers of SDG&E.

All of SDG&E’s directors are employees of SDG&E or Sempra Energy and are not otherwise compensated for their service on the SDG&E Board.  SDG&E does not maintain any board committees.

Southern California Gas Company

Appointments and Retirements

On September 24, 2013, the Board of Directors of SoCalGas (the “SoCalGas Board”) elected Dennis V. Arriola as Chief Executive Officer effective March 1, 2014.  Mr. Arriola will succeed Anne S. Smith, who will retire as Chairman and Chief Executive Officer and as a director of SoCalGas effective March 1, 2014.  Mr. Arriola will continue to serve as President and as a director of SoCalGas.  Mr. Knight was elected by the SoCalGas Board on September 24, 2013 as Chairman and as a director effective March 1, 2014 to succeed Ms. Smith upon her retirement.

Mr. Arriola, 52, has served as the President and Chief Operating Officer of SoCalGas since 2012.  Prior to that, he served as Executive Vice President and Chief Financial Officer from 2010 to 2012 and as Senior Vice President and Chief Financial Officer from 2008 to 2010, in each case at SunPower Corporation.  Mr. Arriola served as Senior Vice President and Chief Financial Officer of SoCalGas and SDG&E from 2006 to 2008.

In connection with his election as SoCalGas’ Chief Executive Officer, effective March 1, 2014 Mr. Arriola’s annual salary will be increased to $520,200 and his target bonus opportunity will be set at 70% of his base salary with a maximum of 140% of his base salary.  Mr. Arriola will also be entitled to a benefit allowance of $30,000 per year.  The Sempra Energy Compensation Committee will determine his long-term equity-based incentive award for 2014 at the time that these awards are set for officers of SoCalGas.

On September 24, 2013, Mr. Steven Davis resigned as a director of SoCalGas effective January 1, 2014.

Also on September 24, 2013, the SoCalGas Board elected J. Bret Lane as Chief Operating Officer and as a director of SoCalGas effective March 1, 2014.  Mr. Lane will succeed Mr. Arriola as Chief Operating Officer effective March 1, 2014.

Mr. Lane, 54, has served as Senior Vice President - Gas Operations and System Integrity of SoCalGas since 2009.  Prior to that, he served as Vice President - Gas Transmission and Distribution of SoCalGas from 2007 to 2009.

In connection with his election as Chief Operating Officer, effective March 1, 2014 Mr. Lane’s annual salary will be increased to $400,000 and his target bonus opportunity will be set at 60% of his base salary with a maximum of 120% of his base salary. The Sempra Energy Compensation Committee will determine his long-term equity-based incentive award for 2014 at the time that these awards are set for officers of SoCalGas.  Based on his new position, the SoCalGas Board will recommend an increase in Mr. Lane’s next grant of restricted stock units to a target level of 160% of his base salary.

All of SoCalGas’ directors are employees of SoCalGas or Sempra Energy and are not otherwise compensated for their service on the SoCalGas Board.  SoCalGas does not maintain any board committees.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This report contains statements that are not historical fact and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. References below to “we” and “our” are to SDG&E and SoCalGas unless otherwise indicated. These forward-looking statements represent our estimates and assumptions only as of the date hereof and we assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors. When we use words like “estimates,” “believes,” “expects,” “anticipates,” “plans,” “projects,” “forecasts,” “contemplates,” “intends,” “depends,” “may,” “could,” “would,” “should,” “potential,” “target,” “pursue,” “goals,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, initiatives, objectives or intentions, we are making forward-looking statements. Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include:

•	local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments;

•

actions and the timing of actions by the California Public Utilities Commission, California State Legislature, Federal Energy Regulatory Commission, U.S. Department of Energy, Nuclear Regulatory Commission, Atomic Safety and Licensing Board, California Energy Commission, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States and other countries in which the companies do business;

•	capital markets conditions, including the availability of credit and the liquidity of our investments;

•	inflation, interest and exchange rates;

•	the impact of benchmark interest rates, generally Moody’s A-rated utility bond yields, on the cost of capital;

•

the timing and success of business development efforts and construction, maintenance and capital projects, including risks inherent in the ability to obtain, and the timing of granting of, permits, licenses, certificates and other authorizations;

•	energy markets, including the timing and extent of changes and volatility in commodity prices;

•

the availability of electric power, natural gas and liquefied natural gas, including disruptions caused by failures in the North American transmission grid, pipeline explosions, equipment failures and the decommissioning of San Onofre Nuclear Generating Station;

•	weather conditions, natural disasters, catastrophic accidents and conservation efforts;

•

risks related to SDG&E inherent in nuclear power facilities and radioactive materials storage, including the catastrophic release of such materials, the disallowance of the recovery of the investment in or operating costs of the nuclear facility due to an extended outage and facility closure, and increased regulatory oversight;

•	risks posed by decisions and actions of third parties who control the operations of investments in which the companies do not have a controlling interest;

•	wars, terrorist attacks and cybersecurity threats;

•	business, regulatory, environmental and legal decisions and requirements;

•	the impact on reliability of SDG&E’s electric transmission and distribution system due to increased power supply from renewable energy sources;

•

the impact on competitive customer rates of the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system;

•	the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements;

•	the resolution of litigation; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

We caution you not to rely unduly on any forward-looking statements and we urge you to review and consider carefully the risks, uncertainties and other factors that affect our business as described in this report and in our Annual Report on Form 10-K and other reports that we file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SAN DIEGO GAS & ELECTRIC COMPANY
(Registrant)

Date: September 25, 2013	By: /s/ Robert Schlax
Robert Schlax Vice President, Controller and Chief Financial Officer

SOUTHERN CALIFORNIA GAS COMPANY
(Registrant)

Date: September 25, 2013	By: /s/ Robert Schlax
Robert Schlax Vice President, Controller and Chief Financial Officer